UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2006
Service Air Group Inc.
(Exact name of registrant as specified in its charter)
New Jersey	000-30329	22-3719171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5455 Airport Road South, Richmond, B.C. Canada	V7B 1B5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(604) 722-2147
N/A
(Former name or former address, if changed since last report.)

Item 3.02. Unregistered Sales of Equity Securities

Between May 30 to September 14, 2006, we closed a private placement consisting of 116,400 shares of our common stock, for the price of US$1.00 per share resulting in gross proceeds of US$116,400. 100% of the proceeds was invested into our operating Company, Service Air Group Inc. (Canada) for working capital and general corporate expenses. The securities were issued to 41 “non-US persons” in reliance on the exemptions provided for by Regulation S promulgated under the United States Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Service Air Group Inc.

By: /s/ Mahmood Mawji
Mahmood Mawji
VP

Dated: September 18, 2006